CSMC06-1G4AR2  --  4A6

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$4,615,000.00 5.50000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	5.756	5.764	5.781	5.825	6.122	6.697	7.202
97-08.00	5.738	5.745	5.760	5.800	6.068	6.587	7.043
97-16.00	5.719	5.725	5.739	5.775	6.014	6.477	6.884
97-24.00	5.700	5.706	5.718	5.749	5.960	6.368	6.726
98-00.00	5.682	5.687	5.697	5.724	5.907	6.259	6.569
98-08.00	5.663	5.667	5.676	5.699	5.853	6.151	6.412
98-16.00	5.645	5.648	5.655	5.674	5.800	6.043	6.256
98-24.00	5.627	5.629	5.635	5.649	5.747	5.935	6.100
99-00.00	5.608	5.610	5.614	5.624	5.694	5.828	5.945
99-08.00	5.590	5.591	5.593	5.600	5.641	5.720	5.790
99-16.00	5.572	5.572	5.573	5.575	5.588	5.614	5.636
99-24.00	5.554	5.553	5.553	5.550	5.536	5.507	5.482
100-00.00	5.536	5.535	5.532	5.526	5.483	5.401	5.329
Spread @ Center Price	112	112	117	125	151	174	192
WAL	27.53	25.21	21.66	16.08	5.70	2.58	1.75
Mod Durn	13.75	13.20	12.20	10.13	4.74	2.34	1.62
Principal Window	Aug31 -Sep35	Nov27 -Sep35	Jan23 -Sep35	Oct15 -Sep35	~Sep10 -Sep35	Jun08 -Nov08	Sep07 -Nov07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.